Exhibit 99.6

[Preliminary] ACTAVIS, INC. ATTN: LISA DEFRANCESCO MORRIS CORPORATE CENTER III 400 INTERPACE PARKWAY PARSIPPANY, NJ 07054

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR proposals 1, 2, 3 and 4.
	For	Against	Abstain

1  Approving the Transaction Agreement, dated May 19, 2013, among Actavis, Inc. (“Actavis”), Warner Chilcott plc, Actavis Limited (“New Actavis”), Actavis Ireland Holding Limited, Actavis W.C. Holding LLC (“US Holdco”), and Actavis W.C. Holding 2 LLC (the “Transaction Agreement”) and the merger.

	☐	☐	☐			For	Against	Abstain
				3	Considering and voting upon, on a non-binding advisory basis, specified compensatory arrangements between Actavis and its named executive officers relating to the Transaction Agreement.	☐	☐	☐

2 Approving the reduction of the share premium of New Actavis resulting from the issuance of New Actavis shares pursuant to the scheme of arrangement in order to create distributable reserves of New Actavis, which are required under Irish law in order to allow New Actavis to make distributions and to pay dividends and repurchase or redeem shares following completion of the transaction.	☐	☐	☐	4	Approving any motion to adjourn the Actavis special meeting, or any adjournments thereof, to another time or place if necessary or appropriate (i) to solicit additional proxies if there are insufficient votes at the time of the Actavis special meeting to adopt the Transaction Agreement and approve the merger, (ii) to provide to Actavis shareholders in advance of the special meeting any supplement or amendment to the joint proxy statement/prospectus and/or (iii) to disseminate any other information which is material to the Actavis shareholders voting at the special meeting.	☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	Yes	No	☐	NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000182023_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

Electronic versions of the proxy materials are available at [www.proxyvote.com]

SPECIAL MEETING PROXY CARD-ACTAVIS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [Month Day, Year]

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying joint proxy statement/prospectus and, revoking any proxy or voting instructions previously given, hereby appoints Paul M. Bisaro and David A. Buchen as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Actavis common shares held by the undersigned at the close of business on [record date], at a Special Meeting of Shareholders to be held at [location] on [meeting date], at [meeting time] [local time] and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000182023_2    R1.0.0.51160